UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 5, 2006

HUSKER AG, LLC

(Exact name of registrant as specified in its charter)

Nebraska	000-49773	47-0836953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54048 Highway 20 Plainview, Nebraska	68769
(Address of principal executive offices)	(Zip Code)

(402) 582-4446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 5, 2006, Husker Ag, LLC, a Nebraska limited liability company (the “Company”), entered into the Risk Management and Ethanol Marketing Contract (the “2006 Marketing Agreement”) with FCStone, LLC, an Iowa limited liability company (“FCStone”), and Eco-Energy, Inc., a Tennessee corporation (“Eco-Energy”) pursuant to which FCStone provides the Company with a full service price risk management program, and Eco-Energy purchases the Company’s entire output of ethanol in good faith at fair market rates for the term of the agreement subject to the Company’s sale of up to 5,000 gallons per month to local customers and sale of ethanol to any Company-owned E-85 station. The 2006 Marketing Agreement applies only to the Company’s proposed 40 million gallon plant expansion and does not apply to the Company’s existing plant.

The Company has had an on-going relationship with Eco-Energy and FCStone since 2002 when the parties executed the Risk Management and Ethanol Marketing Contract dated November 27, 2002, which was superseded by the Risk Management and Ethanol Marketing Contract dated May 31, 2005 (the “2005 Marketing Agreement”). The Company previously filed the 2005 Marketing Agreement as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2005 (File No. 000-49773). The 2005 Marketing Agreement applies to the current plant, and the 2006 Marketing Agreement does not amend or supersede the 2005 Marketing Agreement in any way.

The term of the 2006 Marketing Agreement shall commence on the date of first production of the Company’s plant expansion and shall continue for a term of two years thereafter, and it will be automatically renewed for an additional term of two years unless the Company provides notice of termination at least four months prior to the end of the renewal term.

Under the 2006 Marketing Agreement, Eco-Energy markets ethanol for an agreed-upon fee, which includes the cost of the rail shipment and collects the sales amount from the ultimate customers, remitting the net sales price to the Company. At December 31, 2005, the Company had receivables from Eco-Energy amounting to 50% of its total trade receivables. As a re-seller of ethanol, Eco-Energy’s customers are indirectly a part of the Company’s customer base. Eco-Energy markets and sells most of its ethanol throughout the United States, primarily by rail. The target market area for the ethanol produced at the Company’s ethanol plant includes local, regional and national markets. The local and regional markets include the State of Nebraska as well as markets in South Dakota, Kansas, Missouri, Colorado, Minnesota, Illinois, Iowa, California, New Mexico and Oregon.

The above description is qualified in its entirety by the full text of the 2006 Marketing Agreement. The 2006 Marketing Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ended December 31, 2006.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUSKER AG, LLC

Date: October 12, 2006	By:	/s/ Mike Kinney
Mike Kinney, Chairman of the Board